UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2011

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 101
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

On May 2, 2011, Helix Wind, Corp. (the “Company”) entered into a Financial Advisory Agreement with Himalaya Capital Group (“Himalaya”) to act as its exclusive financial advisor in connection with identifying potential acquirers and evaluating, prioritizing, and negotiating proposals for the Company, including a strategic transaction, which may include a partnership or strategic alliance in which funds are invested or similar type transaction.  The term of the agreement is through December 31, 2011; provided, however the agreement may be terminated by the Company or Himalaya effective upon thirty (30) days’ prior written notice thereof to the other party, such notice not to be delivered earlier than one hundred eighty (180) days from the date of the agreement.  The Company has agreed to pay Himalaya a retainer fee of $9,000 per month and performance based compensation upon the completion of a transaction.  The foregoing summary of the agreement is not, and is qualified in their entirety by reference to the full text of the agreement that is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the agreement for a more complete understanding of the terms and conditions associated with this transaction.

Item 1.02                      Termination of a Material Definitive Agreement

Effective March 1, 2011, the Company terminated its Placement Agency Agreement dated July 30, 2009 with Dominick & Dominick LLC pursuant to which Dominick was acting as the exclusive financial advisor for the Company with respect to certain financing transactions. The foregoing summary of the agreement is not, and is qualified in their entirety by reference to the full text of the agreement that is attached as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2009.  Readers should review the agreement for a more complete understanding of the terms and conditions associated with this transaction.

Item 8.01                      Other Events

As previously announced, on January 21, 2011, the Company received notice from legal counsel for Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”), the Company’s former independent auditor, that Squar Milner had requested a default judgment in its lawsuit against the Company in Orange County Superior Court regarding the alleged unpaid balanced owed by the Company to Squar Milner in the amount of approximately $73,000.  On May 2, 2011, the Company confirmed that the Orange County Superior Court has entered a default judgment against the Company.  The Company does not have the cash to pay the judgment and expects the default judgment to have a material adverse effect on the Company and its assets.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Financial Advisory Agreement with Himalaya Capital Group dated May 2, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By: /s/ Kevin Claudio
Name: Kevin Claudio
Title: Chief Financial Officer

Date:  May 3, 2011

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